As filed with the Securities and Exchange Commission on July 20, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	93-0979187
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
157 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices; Zip Code)
Spectrum Pharmaceuticals, Inc.
2003 Amended and Restated Incentive Award Plan
(Full title of the plan)
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive
Officer and President
157 Technology Drive
Irvine, California 92618
(Name and address of agent for service)
(949) 788-6700
(Telephone number, including area code, of agent for service)
Copies to:
Shivbir Grewal, Esq.
Michael Hedge, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration Fee
Securities to be Registered	Registered (1)(2)	Per Share (3)	Offering Price (3)	(3)
Common Stock, $0.001 par value (3)	6,530,229 shares	$4.02	$26,251,521	$1,464.83

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares pursuant to the anti-dilution adjustment provisions of the Registrant’s 2003 Amended and Restated Incentive Award Plan (the “Plan”), and in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes associated preferred stock purchase rights under the Registrant’s Rights Agreement dated as of December 13, 2000, as amended. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock.

(2)	3,469,771 shares of common stock available for issuance under the Plan were previously registered on a Registration Statement on Form S-8 on October 19, 2004 (Registration No. 333-119833).

(3)	The calculation of the registration fee is based on the weighted average exercise price of the issued and outstanding options relating to the shares of common stock registered hereby at the date of grant, which is $4.02.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an additional 6,530,229 shares of common stock of Spectrum Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2003 Amended and Restated Incentive Plan (the “Plan”). 3,469,771 shares of the Registrant’s common stock have been previously registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed on October 19, 2004 ( Registration No. 333-119833).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-119833), which has been filed by the Registrant with the Securities and Exchange Commission, are incorporated herein by reference.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Exhibit

4.1	Amended Certificate of Incorporation, as filed. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 8, 2006, and incorporated herein by reference.)

4.2	Form of Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 16, 2004, and incorporated herein by reference.)

4.3	Rights Agreement, dated as of December 13, 2000, between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-A12G, as filed with the Securities and Exchange Commission on December 26, 2000, and incorporated herein by reference.)

4.4	Amendment No. 1 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.)

4.5	Amendment No. 2 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.6	Amendment No. 3 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.7	Fourth Amendment to Rights Agreement dated July 7, 2006. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on July 12, 2006, and incorporated herein by reference).

4.8	Amendment No. 5 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer

Exhibit
Number	Exhibit
Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on November 3, 2006, and incorporated herein by reference.)

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1 +	Consent of Kelly and Company.

23.2 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation. (contained in Exhibit 5.1).

24.1 +	Power of Attorney (contained on page II-1 of this registration statement).

99.1	Spectrum Pharmaceuticals, Inc. 2003 Amended and Restated Incentive Award Plan (Filed as Exhibit 10.1 to Form 8-K, as filed with the Securities and Exchange Commission on June 29, 2009.)

+	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 20th day of July, 2009.

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
     The undersigned directors and officers of Spectrum Pharmaceuticals, Inc. hereby constitute and appoint Rajesh C. Shrotriya, M.D. and Shyam K. Kumaria and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rajesh C. Shrotriya, M.D.	Chairman of the Board,	July 20, 2009
Rajesh C. Shrotriya, M.D.	Chief Executive Officer, and President (Principal Executive Officer)

/s/ Shyam K. Kumaria	Vice President Finance	July 20, 2009
Shyam K. Kumaria	(Principal Financial and Accounting Officer)

/s/ Mitchell P. Cybulski	Director	July 20, 2009
Mitchell P. Cybulski

/s/ Richard D. Fulmer	Director	July 20, 2009
Richard D. Fulmer

/s/ Stuart M. Krassner, Sc.D., Psy.D.	Director	July 20, 2009
Stuart M. Krassner, Sc.D., Psy.D.

/s/ Anthony E. Maida, III	Director	July 20, 2009
Anthony E. Maida, III

/s/ Julius A. Vida, Ph.D.	Director	July 20, 2009
Julius A. Vida, Ph.D.

II-1

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Amended Certificate of Incorporation, as filed. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 8, 2006, and incorporated herein by reference.)

4.2	Form of Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 16, 2004, and incorporated herein by reference.)

4.3	Rights Agreement, dated as of December 13, 2000, between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-A12G, as filed with the Securities and Exchange Commission on December 26, 2000, and incorporated herein by reference.)

4.4	Amendment No. 1 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.)

4.5	Amendment No. 2 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.6	Amendment No. 3 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.7	Fourth Amendment to Rights Agreement dated July 7, 2006. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on July 12, 2006, and incorporated herein by reference).

4.8	Amendment No. 5 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on November 3, 2006, and incorporated herein by reference.)

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1 +	Consent of Kelly and Company.

23.2 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1 +	Power of Attorney (contained on page II-1 of this registration statement).

99.1	Spectrum Pharmaceuticals, Inc. 2003 Amended and Restated Incentive Award Plan. (Filed as Exhibit 10.1 to Form 8-K, as filed with the Securities and Exchange Commission on June 29, 2009.)

+	Filed herewith.